                                                                   EXHIBIT 10.11

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------


          THIS AGREEMENT made as of the 5th day of January, 1998 by and between Perry A. Sook, an individual resident of Pennsylvania ("Sook"), and Nexstar Group, Inc., a Delaware corporation (the "Company").
                                          -------

                             W I T N E S S E T H :

          WHEREAS, Nexstar Broadcasting Group, L.L.C., a Delaware limited liability corporation ("Holdings" or the "LLC"), and Sook desire to establish
                        --------          ---
and capitalize the Company, of which Holdings is the sole stockholder, to acquire additional broadcast television stations, and desire that the Company and Holdings retain the services of Sook as President and Chief Executive Officer;

          WHEREAS, Sook and the Company desire to amend and revise the Executive Employment Agreement dated as of June 17, 1996 between Sook and Nexstar Broadcasting Group, L.P., as amended (the "Old Employment Agreement"); and
                                           ------------------------

          WHEREAS, on the date hereof, Sook, Holdings, and the other respective parties thereto have entered into an Amended and Restated Limited Liability Company Agreement (as in effect from time to time, the "LLC Agreement"), and a
                                                        -------------
Second Amended and Restated Investors Agreement (as in effect from time to time, the "Investors Agreement");
     -------------------

          NOW, THEREFORE, in consideration of the mutual promises set forth herein and the mutual benefits to be derived from this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Positions and Duties.  Subject to the terms and conditions of
               --------------------
this Agreement, during the term of this Agreement the Company shall employ Sook. Effective on and as of the date of this Agreement, Sook shall serve as the Company's and Holdings' President and Chief Executive Officer. Additionally, Holdings shall cause Sook to be elected President and Chief Executive Officer of any of its wholly-owned direct or indirect subsidiaries which is the holder of any Federal Communications Commission license to operate television, radio or other broadcast properties. In such position, Sook shall perform such duties of a managerial nature as shall be assigned to him from time to time by the Company's Board of Directors (the "Board") consistent with the duties of a
                                   -----
president and chief executive officer of similar companies. Sook will devote his best efforts to his employment with the Company and shall devote substantially all of his business time and attention to the performance of his duties under this Agreement (which duties shall initially include, among other things, acquiring, managing, operating or disposing of television properties or the ownership of any entity engaged in the foregoing); provided, that the foregoing shall not preclude Sook from devoting reasonable time to the supervision of his personal investments, civic and charitable affairs and serving on other boards, provided that such activities do not materially interfere with the performance of his duties hereunder. So long as he is employed by the Company, Sook shall be a member of the Board and a member of the Executive Committee, if any, of the Board. In performing the services required under this Agreement, Sook shall remain in the Scranton, Pennsylvania metropolitan area, where the Company's headquarters will be located, and upon acquisition of additional television properties, the Board may authorize a relocation of the Company's headquarters to another metropolitan area with Sook's consent (which will not be unreasonably withheld), to which Sook will then relocate.

          2.   Term of Employment.  Except if terminated earlier as provided
               ------------------
below, the Company's employment of Sook under this Agreement shall continue until June 30, 2001; provided, however, that the term of employment under this
                     --------  -------
Agreement shall be automatically renewed for successive one-year periods unless, at least ninety (90) days prior to the end of the then current term of employment under this Agreement, Sook or the Company gives written notice to the other of the notifying party's intent not to renew the term of employment under this Agreement as of the end of the then current term.

          3.   Termination.  The Company's employment of Sook under this
               -----------
Agreement shall terminate prior to the end of the term specified in Paragraph 2 hereof only under the following circumstances:

          (a)  Death.  Sook's death, in which case Sook's employment shall
               -----
     terminate on the date of death;

          (b)  Disability.  If, as a result of Sook's illness, physical or
               ----------
     mental disability or other incapacity resulting in Sook's inability to perform, with or without reasonable accommodation (as defined under the Americans with Disabilities Act), his duties under this Agreement for any period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given by the Company to Sook (which may occur before or after the end of such six-month period), he shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Sook's employment hereunder as of the latest of
     (i) the expiration of such six-month period or (ii) the thirty-first (31st) day following the giving by the Company of the written notice of termination;

          (c)  Consolidation, Merger or Comparable Transaction.  In the event
               -----------------------------------------------
     that Holdings consolidates with or merges with and into any other entity, effects a share exchange, enters into a comparable capital transaction or has any or all of its equity securities sold to one or more third parties, in each case such that the beneficial owners of a majority of the voting power represented by the securities of Holdings have changed (treating any person and the affiliates of such person as being one and the same person), or if Holdings sells all or substantially all of its consolidated assets, then Sook's employment may, by written notice of termination, be terminated by the Company or Sook simultaneously with the consummation of such consolidation, merger, share exchange, asset sale, stock sale or comparable transaction;

          (d)  Termination by the Company for Cause.  The Company may terminate
               ------------------------------------
     Sook's employment at any time for Cause, such termination to be effective as of the date stated in a written notice of termination delivered by a majority of the Board to Sook. Any termination under this Paragraph 3(d) shall not also be deemed to be a termination under Paragraph 3(e) hereof. For the purposes of this Agreement, "Cause" is defined to mean any of the
                                          -----
     following activities by Sook: (i) the conviction of Sook for a felony or a crime involving moral turpitude or the commission of any act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; (ii) substantial repeated failure to perform duties which are reasonably directed by the Board and which are consistent with the terms of this Agreement and the offices specified in Paragraph 1 above, (iii) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or affiliates, in each instance which has caused or is reasonably likely to cause material harm to the Company; or (iv) any other material breach of a material provision of this Agreement, the Investors Agreement or the LLC Agreement (excluding Section 3.2 of the LLC Agreement) which is not cured within thirty (30) days after written notice thereof to Sook;

          (e)  Termination by the Company Other Than for Cause.  The Company may
               -----------------------------------------------
     terminate Sook's employment for any reason or for no reason upon thirty
     (30) days prior written notice to Sook, subject to payment of the termination payments specified in Paragraph 6 hereof. Such termination shall be effective as of the date stated in a written notice of termination delivered by a majority of the Board to Sook;

          (f)  Termination by Sook With Good Reason.  Sook may terminate his
               ------------------------------------
     employment hereunder at any time for Good Reason, such termination to be effective as of the date stated in a written notice of termination delivered by Sook to the Company. For purposes of this Agreement, "Good
                                                                         ----
     Reason" shall mean (i) a material reduction in the duties or position of
     ------
     Sook, (ii) ABRY and/or ABRY III (each as defined below) (or an affiliate of ABRY or ABRY III) ceasing to hold voting equity securities of Holdings sufficient to elect a majority of the members of the Board, (iii) three or more of the following four individuals ceasing to be actively involved with ABRY for any reason, including without limitation, by death or disability:
     Andrew Banks, Royce Yudkoff, Peggy Koenig and Jay Grossman, or (iv) a material breach by the Company or Holdings of a material provision of this Agreement, the Investors Agreement or the LLC Agreement which has not been cured by the Company within thirty (30) days after written notice of noncompliance has been given by Sook to the Company;

          (g)  Termination by Sook Without Good Reason.  Sook may terminate his
               ---------------------------------------
     employment hereunder for any reason or for no reason upon thirty (30) days prior written notice to the Company. Such termination shall be effective as of the date stated in a written notice of termination delivered by Sook to the Company; or

          (h)  Retirement.  The Company may require Sook to retire upon
               ----------
     attaining age 65 if such action does not violate applicable law; such action shall not be treated as a termination by the Company for purposes of Paragraph 3(d) or 3(e) above.

In no event shall the termination of Sook's employment affect the rights and obligations of the parties set forth in this Agreement, except as expressly set forth herein. Any termination of Sook's employment pursuant to this Paragraph 3 shall be deemed to include a resignation by Sook of all positions with Holdings, the Company and each of their respective subsidiaries and affiliates, including but not limited to, his resignation as a member of the Board and the board of each other such Subsidiary.

          4.   Compensation.  (a) During the term of this Agreement, Sook shall
               ------------
be entitled to receive an annual base salary ("Base Salary") at the rate
                                               -----------
specified below:

          Period                                                 Base Salary
          ------                                                 -----------

From October 1, 1997 until June 30, 1998.................................... $187,500

From July 1, 1998 to June 30, 1999.......................................... $260,000

From July 1, 1999 to June 30, 2000.......................................... $270,000

After June 30, 2000......................................................... $280,000

          (b) After the end of each Company fiscal year during the term of this Agreement, Sook shall be entitled to receive an annual bonus (the "Bonus"),
                                                                        -----
     in an amount, if any, up to the amount specified below upon the Board determining that the Company has achieved the economic targets, and Sook has achieved the personal goals for Sook, established by the Board for such fiscal year. Prior to the beginning of each fiscal year of the Company Sook will prepare and submit to the Board a budget and business plan for such fiscal year, and the Board shall establish such economic targets for the Company and personal goals for Sook for such fiscal year based upon such budget and business plan:

After the 1997 fiscal year..................................................  $50,000

After the 1998 fiscal year..................................................  $52,000

After the 1999 fiscal year..................................................  $54,000

After the 2000 fiscal year and each
subsequent fiscal year......................................................  $56,000

     Sook's Base Salary shall be paid ratably during each 12-month period under this Agreement on a basis consistent with other Company executives. The Bonus provided in Paragraph 4(c), if granted by the Board, shall be paid in a single payment within thirty (30) days after the independent certified public accountants regularly employed by the Company have made available to the Company the audited financial statements for the appropriate fiscal year. All payments under this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, Federal income tax, state income tax and similar laws and regulations.

          5.   Fringe Benefits.  During the term of this Agreement, Sook shall
               ---------------
be entitled to participate, at the Company's expense, in any retirement plan, pension plan, life insurance plan, health insurance plan or fringe or other comparable benefit plan which the Company from time to time makes available generally to its corporate (as distinct from station-level) executive employees; provided, however, the health and welfare benefits provided to Sook shall be generally comparable to those set forth on Schedule 5 hereto. Sook shall also be entitled to four (4) weeks paid vacation for each year during the term of this Agreement (including the prior term of the Old Employment Agreement); provided, however, that any vacation not taken as of the end of any year during
--------  -------
the term of this Agreement shall be forfeited. During the term of this Agreement, Sook shall be compensated by the Company for all approved business expenses (which approval shall not be unreasonably withheld) incurred by him on behalf of the Company upon presentation of appropriate documentation.

          6.   Termination Payments.  Sook (or his estate pursuant to Paragraph
               --------------------
6(a) hereof) shall be entitled to receive the following payments upon termination of his employment hereunder:

          (a) In the event of the termination of Sook's employment pursuant to Paragraph 3(a), 3(b), 3(d), 3(g) or 3(h) hereof, the Company shall pay to Sook (or his estate, as the case may be) as soon as practicable following such termination all accrued and unpaid Base Salary as of the date of termination as provided in Paragraph 4 hereof.

          (b) In the event of termination of Sook's employment pursuant to Paragraph 3(c), 3(e) or 3(f) hereof, the Company shall continue to pay the Base Salary due Sook, if any, for a period that is the shorter of (i) one
     (1) year after the date of such termination or (ii) until the term of Sook's employment would otherwise be completed under Paragraph 2 hereof. For such period, the Company shall also continue to provide any health insurance plan available pursuant to Paragraph 5 hereof in which Sook was a participant at the time of the termination of his employment under this Agreement.

          (c) Without limiting the remedies available to the Company for breach by Sook of Paragraph 7 hereof, in the event that Sook violates the provisions of Paragraph 7 hereof after the termination of his employment with the Company in a manner reasonably determined by the Board to be injurious to the Company, any termination payments provided in this Paragraph 6 remaining unpaid at the time such violation occurs shall be automatically forfeited.

          7.   Covenant Not to Compete and Non-Disclosure.
               ------------------------------------------

          (a) During the term of Sook's employment pursuant to this Agreement and for a period of one (1) year thereafter, Sook covenants and agrees that he will not within any DMA (as determined from time to time by the A.
     C. Nielsen Company) in which the Company operates a television broadcast facility on the date of termination (or in which the Company has agreed to acquire, or the Board (or any similar board of any direct or indirect subsidiary of Holdings) has approved pursuing (and the Company has not abandoned) the acquisition of, a television broadcast facility on or prior to the date of termination) whether directly or indirectly, with or without compensation, (x) enter into or engage in the business of television broadcasting, or (y) be employed by, act as a consultant to, act as a director of or own beneficially five percent (5%) or more of any class of equity or debt securities of any corporation or other commercial enterprise in the business of television broadcasting, or (z) solicit or do any business with respect to television broadcasting with any existing customers of the Company. For purposes of this Paragraph 7(a), the term "Company" shall include every subsidiary and other affiliate of the Company
      -------
     or Holdings on the date of termination; provided that, the term shall not include any affiliates of the Company who are affiliates of the Company solely by reason of being affiliates of ABRY Broadcast Partners II, L.P. ("ABRY") or ABRY Broadcast Partners III, L.P. ("ABRY III"). During the
       ----                                          --------
     three (3) years after Sook's employment with the Company is terminated, neither Sook nor any of his affiliates shall hire, solicit, employ or contract with respect to employment any officer or employee of the Company.

          (b) Sook agrees to disclose promptly to the Company and does assign and agree to assign to the Company, free from any obligation to him, all his right, title and interest in and to any and all ideas, concepts, processes, improvements and inventions made, conceived, written, acquired, disclosed or developed by him, solely or in concert with others, during the term of his employment by the Company, which relate to the business, activities or facilities of the Company, or resulting from or suggested by any work he may do for the Company or at its request. Sook further agrees to deliver to the Company any and all drawings, notes, photographs, copies, outlines, specifications, memoranda and data relating to such ideas, concepts, processes, improvements and inventions, to cooperate fully during his employment and thereafter in the securing of copyright, trademark or patent protection or other similar rights in the United States and foreign countries, and to give evidence and testimony and to execute and deliver to the Company all documents requested by it in connection therewith.

          (c) Except as expressly set forth below, Sook agrees, whether during his employment pursuant to this Agreement or thereafter, except as authorized or directed by the Company in writing or pursuant to the normal exercise of his responsibilities hereunder, not to disclose to others, use for his benefit, copy or make notes of any confidential knowledge or trade secrets or any other knowledge or information of or relating to the business, activities or facilities of the Company or any of its affiliates which may come to his knowledge during his employment pursuant to this Agreement or thereafter. Sook shall not be bound to this obligation of confidentiality and nondisclosure if:

               (i) the knowledge or information shall become part of the public domain by publication or otherwise through no fault of Sook;

               (ii) the knowledge or information is disclosed to the recipient by a third party and Sook reasonably believes such third party is in lawful possession of the knowledge or information and has the lawful right to make disclosure thereof; or

               (iii) he is required to disclose such information pursuant to applicable law or by a court of competent jurisdiction.

          (d) Upon termination of employment pursuant to this Agreement by the Company or Sook for any reason or for no reason, Sook will deliver to the Company all records, notes, data, memoranda, photographs, models and equipment of any nature which are in his possession or control and which are the property of the Company or any of its subsidiaries or affiliates.

          (e) The parties understand and agree that the remedies at law for breach of the covenants in this Paragraph 7 would be inadequate and that the Company and its subsidiaries and affiliates shall be entitled to injunctive or such other equitable relief as a court may deem appropriate for any breach of these covenants. If any of these covenants shall at any time be adjudged invalid to any extent by any court of competent jurisdiction, such covenant shall be deemed modified to the extent necessary to render it enforceable.

          (f) For the purposes of Paragraphs 7(b) through 7(e), the term "Company" shall include every entity which is or was a subsidiary and affiliate of the Company or Holdings on or before the date of Sook's termination; provided that, the term shall not include any affiliates of the Company who are affiliates of the Company solely by reason of being affiliates of ABRY or ABRY III.

          8.   Company Interests.
               -----------------

          (a) In the event Sook's employment with the Company is terminated, except as contemplated by Paragraph 3(a) (death) or Paragraph 3(c) (sale of Holdings), then the LLC will have the right, exercisable at any time within ninety (90) days after the date of termination of employment, to repurchase for cash the percentage of the aggregate amount of all of Sook's Class B Interests of the LLC (the "Class
                                                                         ------
     B Interest") at Sook's original purchase price for such interests, in
     -----------
     accordance with the following schedule based upon the anniversary date(s) set forth below:

                                                  Percentage of
                                              Interests Which May
                                                 be Repurchased
                                              -------------------

     Termination Before June 17, 1998                 90%

     Termination On or After June 17, 1998            70%
      But Before June 17, 1999

     Termination On or After June 17, 1999            50%
      But Before June 17, 2000

     Termination On or After June 17, 2000            25%
      But Before June 17, 2001

     Termination On or After June 17, 2001             0%

     In the event Sook's employment is terminated pursuant to Paragraph 3(a) or 3(c), then the Company's right to purchase Sook's Class B Interests pursuant to this Paragraph 8(a) shall automatically terminate.

          (b) The Company will use reasonable efforts to maintain, at the Company's expense, a life insurance policy on the life of Sook (the "Key-
                                                                          ---
     Man Policy") so long as he is an employee of the Company.  The Key-Man
     ----------
     Policy will be the exclusive property of the Company and all death and other benefits payable under the Key-Man Policy will be payable to the Company, as the sole beneficiary thereof. The amounts of the death benefits payable under the Key-Man Policy initially will be determined by the Board and will be reviewed and adjusted annually as may be agreed by the Board and Sook, with the intention being that the amount of the death benefits (the "Death Benefits") approximate the aggregate fair market value
                    --------------
     of the Class B Interests and Class A Interests of the LLC (the "Class A
                                                                     -------
     Interests" and, together with the Class B Interests, the "Interests") then
     ---------                                                 ---------
     held by Sook. In the event Sook's employment with the Company terminates by reason of his death pursuant to Paragraph 3(a), then in such event Sook's estate, executors and/or personal representatives (in any event, the "Exercising Person") may, at its or their option, cause to be sold to the
      -----------------
     LLC, and the LLC shall purchase for cash, any or all (as the Exercising Person may designate) of Sook's Class A Interests and/or Class B Interests at their fair market value as of the time of Sook's death as determined by an independent third party appraiser selected by the Company and reasonably acceptable to the Exercising Person; provided, such valuation shall not reflect any minority discount. To the extent that the Company is not required to contribute any portion of the Death Benefits under the Key-Man Policy to the LLC as the purchase price for the repurchase of Sook's Class A Interests and Class B Interests pursuant to this Paragraph 8(b), the Company may retain such Death Benefits and use them for any purpose which the Board may approve. Sook's estate, executors and personal representatives will be entitled to look solely to the proceeds of the Key-Man Policy for the satisfaction of the LLC's obligation to pay the purchase price for the repurchase of Sook's Class A Interests and Class B Interests pursuant to this Paragraph. It is understood and agreed that neither Sook nor his estate, executors or personal representatives will have any rights of ownership with respect to the Key-Man Policy, including the right to name or change the beneficiary thereof, the right to borrow against the Key-Man Policy and rights to terminate or surrender the Key-Man Policy.

          (c) In the event Sook's employment with the Company terminates pursuant to Paragraph 3(e) hereof, then in such event, at Sook's option, the LLC will use its reasonable best efforts to repurchase all of Sook's Class A Interests and Class B Interests which are not subject to repurchase by the LLC pursuant to Paragraph 8(a) hereof at such Interests' original cost if such termination is based upon the Board's dissatisfaction with Sook's performance in any respect (as determined by the Board in its sole and absolute discretion). In the event Sook's employment with the Company terminates (i) pursuant to Paragraph 3(b) or 3(f) hereof or (ii) pursuant to Paragraph 3(e) where termination pursuant to Paragraph 3(e) is not based upon the Board's dissatisfaction with Sook's performance, then, in either case under (i) or (ii), at Sook's option, the LLC will use its reasonable best efforts to repurchase such Interests at the purchase price equal to the fair market value of such Interests as of the date of termination as determined by an independent third-party appraiser selected by ABRY and reasonably acceptable to Sook; provided, further, such valuation shall not reflect any minority discount.

          (d) Any closing for the purchase and sale of Interests provided pursuant to Paragraph 8(a), 8(b) or 8(c) shall be at the principal executive offices of the LLC at a mutually acceptable time, but in the case of a purchase pursuant to Paragraph 8(a) or 8(b) hereof in no event more than thirty (30) days after the date an option to purchase is exercised; provided, however, that to the extent such purchase is prohibited under the LLC's or its subsidiaries' debt financing agreements, such purchase shall occur not more than thirty (30) days after the date on which all such prohibitions will have been waived or removed.

          (e) In order to exercise any option that Sook or an Exercising Person may have under Paragraph 8(b) or 8(c), Sook or such Exercising Person, as the case may be, must provide written notice to the LLC within ninety (90) days after the event giving rise to such option of Sook's or such Exercising Person's desire to exercise such option. Any such notice shall specify the amounts and types of Interests to be repurchased by LLC pursuant to Paragraph 8(b) or 8(c), as the case may be.

          (f) Notwithstanding anything to the contrary contained in this Agreement, all requirements that the LLC repurchase Interests will be subject to all applicable restrictions contained in the Delaware Limited Liability Company Act, as in effect from time to time, and in the LLC's and its subsidiaries' debt financing agreements; provided that, the LLC shall use its reasonable efforts to negotiate provisions in any such agreement to permit such repurchases (including using its reasonable efforts to obtain any necessary consents or waivers of such restrictive provisions in the event that the LLC is required to repurchase Interests under this Agreement).

          (g) Appropriate legends shall be placed on each certificate representing Sook's Interests (to the extent such Interests are in certificated form) referencing the rights, restrictions and obligations of the parties hereunder with regard to such Interests.

          (h) For purposes of this Agreement, references to Sook's Interests (including references to Sook's Class A Interests and Class B Interests) shall be deemed to include any Interests of the same class transferred by Sook to his Permitted Transferees (as defined in the Investors Agreement).

          9.   Covenants of the Company and Holdings.
               -------------------------------------

          (a) So long as Sook is employed by the Company pursuant to this Agreement, the Company agrees that it will (or will cause its affiliates to) loan to Sook sufficient funds to (i) meet his obligations under Section 3.2 of the LLC Agreement and (ii) make any payments of interest or fees under Sook's current loan agreement which provides funding for his obligations under the LLC Agreement with the Bank of America (as such agreement may be amended, modified, replaced or refinanced from time to time, the "BofA Loan Agreement"); provided,
                                               -------------------    --------
however, that Sook has used his reasonable efforts to keep the BofA Loan
-------
Agreement in full force and effect. Any loan by the Company or any of its affiliates to Sook under the preceding sentence will be on terms substantially similar to the BofA Loan Agreement unless the parties otherwise agree.

          (b) So long as Sook is employed by the Company pursuant to this Agreement, Holdings, as guarantor under the BofA Loan Agreement, will not, and will not permit any of its subsidiaries to, recover from Sook under any right of subrogation for payments made under their guaranties under the BofA Loan Agreement (the "Guaranties"). Notwithstanding the foregoing sentence, in the
                ----------
event that Sook is no longer employed by the Company pursuant to this Agreement, Holdings and/or its subsidiaries may recover from Sook under any right of subrogation only for amounts in excess of the aggregate of (i) amounts (if any) owed by the Company and/or the LLC to Sook pursuant to their obligations under Paragraph 8 hereof, and (ii) amounts (if any) which would be owed Sook by the Company and/or the LLC pursuant to Paragraph 8, but for the operation of Paragraph 8(f); provided however, that if Sook's employment is terminated
                -------- -------
pursuant to Section 3(c) (unless as part of such transaction Sook's interest is purchased for cash) Holdings and/or its subsidiaries may not pursue any right of subrogation as provided above for a period of six months immediately following such termination, and during such six-month period, Holdings, ABRY and

Sook will attempt to provide alternative financing arrangements for Sook (it being understood that Holdings and ABRY will not be required to make any payments pursuant to the foregoing obligation).

          (c) So long as Sook is employed by the Company pursuant to this Agreement, the parties hereto agree that Sook will not suffer the forfeiture or cancellation of any Interests pursuant to Section 3.2(f) of the LLC Agreement, so long as (i) the BofA Loan Agreement is not in full force and effect or does not provide funding that would enable Sook to make Committed Contributions (as defined in the LLC Agreement), and (ii) if Sook does not have the bank financing referred to in clause (i) above, then the Company or its affiliates have not provided Sook with loans pursuant to Paragraph 9(a).

          10.  Entire Agreement.  This instrument, the LLC Agreement and the
               ----------------
Investors Agreement embody the entire agreement between the parties hereto with respect to Sook's employment with the Company, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

          11.  No Assignment.  This Agreement shall not be assigned by Sook
               -------------
without the prior written consent of the Company and any attempted assignment without such prior written consent shall be null and void and without legal effect; provided, however, that in the case of Sook's death or disability this
        --------  -------
Agreement may be enforced by his executors, personal representatives or guardians, to the extent applicable. This Agreement shall not be assigned by the Company without the prior written consent of Sook except to any successor to the business of the Company or the LLC.

          12.  Notices.  All notices, requests, demands and other communications
               -------
hereunder shall be deemed to have been duly given when (i) delivered by hand or if mailed, by certified or registered mail, with postage prepaid; (ii) hand delivered; or (iii) sent overnight mail or overnight courier:

          (a) If to Sook, to Perry A. Sook, c/o Nexstar Broadcasting Group, Inc., 200 Abington Executive Park, Suite 201, Clarks Summit, PA 18411, or such other person or place as Sook may specify by prior written notice to the Company;

          (b) If to the Company or the LLC, to Nexstar Broadcasting Group, Inc. Or Nexstar Broadcasting Group, LLC., respectively, c/o ABRY Partners Inc., 18 Newbury Street, Boston, Massachusetts 02116, Attention: Royce Yudkoff or to such other person or place as the Company may specify by prior written notice to Sook.

          13.  Amendment; Modification.  This Agreement shall not be amended,
               -----------------------
modified or supplemented other than in a writing signed by both parties hereto.

          14.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          15.  Headings.  The headings in the sections of this Agreement are
               --------
inserted for convenience only and shall not constitute a part of this Agreement.

          16.  Severability.  The parties agree that if any provision of this
               ------------
Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

          17.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal law of the State of Delaware without giving effect to any choice of law or conflict provision or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

          18.  Key Man Life Insurance.  Sook agrees to submit to any requested
               ----------------------
physical examination in connection with the Company's purchase of the Key-Man Policy. Sook agrees to cooperate fully in connection with the underwriting, purchase and/or retention of the Key-Man Policy by the Company.

          19.  Agents.  Sook's compensation as provided in this Agreement
               ------
includes all commissions or fees due any agent, manager, attorney or other representative, and Sook covenants and agrees to hold the Company harmless from and against any claims or demand from any such agent, manager, attorney or other representative of Sook.

          20.  Legal Fees.  In the event of any litigated dispute between or
               ----------
among any of the parties to this Agreement, the reasonable legal fees and expenses of the party successful in such dispute (whether by way of a decision by a court or other tribunal) shall be paid promptly by the unsuccessful party upon presentation by the successful party of an invoice therefor.

          21.  Legal Expenses. The Company shall reimburse Sook, upon
               --------------
presentation of an appropriate invoice or invoices, for reasonable legal fees and expenses incurred by him in connection with the negotiation, drafting and execution of this Agreement, and loan documentation which Sook enters into in order to fulfill his commitments under Section 3.2 of the LLC Agreement.

          22.  Representations. Sook represents and warrants to the Company that
               ---------------
Sook is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity other than such employment, noncompete and confidentiality agreements listed on
Schedule 22 hereto.

          23.  Strict Construction.  The parties to this Agreement have
               -------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          24.  Binding Arbitration.
               -------------------

          (a)  Generally.  The arbitration procedures described in this
               ---------
     Paragraph 24 will be the sole and exclusive method of resolving and remedying claims under this Agreement ("Disputes"); provided that nothing
                                             --------    --------
     in this Paragraph 24 will prohibit a Person from instituting litigation to enforce any Final Arbitration Award. Except as otherwise provided in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time (the "AAA Rules"), the arbitration procedures
                                    ---------
     described in this Paragraph 24 and any Final Arbitration Award will be governed by, and will be enforceable pursuant to, the Uniform Arbitration Act as in effect in the Commonwealth of Massachusetts from time to time. "Person" for the purposes of this Paragraph 24 means an individual, a
      ------
     partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any governmental entity.

          (b)  Notice of Arbitration.  If a Person asserts that there exists a
               ---------------------
     Dispute, then such Person (the "Disputing Person") will give each other
                                     ----------------
     Person involved in such Dispute a written notice setting forth the nature of the asserted Dispute. If all such Persons do not resolve any such asserted Dispute prior to the 10th business day after such notice is given, then any of them may commence arbitration pursuant to this Paragraph 24 by giving each other Person involved in such Dispute a written notice to that effect (an "Arbitration Notice"), setting forth any matters which are
                 ------------------
     required to be set forth therein in accordance with the AAA Rules.

          (c)  Selection of Arbitrator.  The Persons involved in any Dispute
               -----------------------
     will attempt to select a single arbitrator by mutual agreement. If no such arbitrator is selected prior to the 10th business day after the related Arbitration Notice is given, then an arbitrator which is experienced in matters of the type which are the subject matter of the Dispute will be selected in accordance with the AAA Rules.

           (d) Conduct of Arbitration.  The arbitration will be conducted in
               ----------------------
     Boston, Massachusetts under the AAA Rules, as modified by any written agreement among the Persons`involved in the Dispute in question. The arbitrator will conduct the arbitration in a manner so that the final result, determination, finding, judgment or award determined by the arbitrator (the "Final Arbitration Award") is made or rendered as soon as
                      -----------------------
     practicable, and the Persons involved will use reasonable efforts to cause a Final Arbitration Award to occur within 90 days after the arbitrator is selected. Any Final Arbitration Award will be final and binding upon all Persons and there will be no appeal from or reexamination of any Final

     Arbitration Award, except in the case of fraud, perjury or evident partiality or misconduct by the arbitrator prejudicing the rights of such Persons or to correct manifest clerical errors.

           (e) Enforcement.  A Final Arbitration Award may be enforced in any
               -----------
     state or federal court having jurisdiction over the subject matter of the related Dispute.

           (f) Expenses.  A prevailing Person in any arbitration proceeding
               --------
     described in this Paragraph 24 will be entitled to recover from any non-prevailing Person its reasonable attorneys' fees and disbursements and other out-of-pocket costs in addition to any damages or other remedies awarded to such prevailing Person, and the non-prevailing Person(s) also will be required to pay all other costs and expenses associated with the arbitration; provided that (i) if an arbitrator is unable to determine that
                  --------
     one or more Persons are prevailing Person(s) in any such arbitration proceeding, then such costs and expenses will be equitably allocated by such arbitrator upon the basis of the outcome of such arbitration proceeding, and (ii) if such arbitrator is unable to allocate such costs and expenses in such a manner, then the costs and expenses of such arbitration will be paid one-half by the Company and one-half by Sook, and each Person involved in such arbitration will pay the out-of-pocket expenses incurred by it. As part of any Final Arbitration Award, the arbitrator may designate the prevailing Person(s) for purposes of this Paragraph 24(f).

          25.  Old Employment Agreement.  The parties hereto agree that this
               ------------------------
Agreement amends and restates the Old Employment Agreement.


                             *   *   *   *   *   *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              /s/ Perry A. Sook
                              _________________________________________
                              Perry A. Sook ("Sook")

                              NEXSTAR GROUP, INC.
                              ("Company")


                              By: /s/ Jay M. Grossman
                                  ----------------------------

                              Its: Vice President
                                   ---------------------------

ACCEPTED AND AGREED:


NEXSTAR BROADCASTING GROUP, L.L.C.


By: /s/ Perry A. Sook
    --------------------------
    Perry A. Sook, President

          The foregoing amendment to the Old Employment Agreement is agreed and consented to by the undersigned.

NEXSTAR BROADCASTING                                  NEXSTAR BROADCASTING
   GROUP, L.P.                                         GROUP, INC.

By: Nexstar Broadcasting Group, Inc.          By: /s/ Jay M. Grossman
Its: General Partner                              ----------------------------

By: /s/ Jay M. Grossman                       Its: Vice President
    ----------------------------                   ---------------------------

Its: Vice President
     ----------------------------

Paragraph 9 hereof is accepted
and agreed to:

ABRY BROADCAST PARTNERS II, L.P.                  NEXSTAR BROADCASTING
   as Manager                                      GROUP, L.L.C.

By:  ABRY Capital, L.P.                           By: /s/ Perry A. Sook
Its: General Partner                                  -------------------------
                                                  Its: President and CEO
By:  ABRY Holdings, Inc.                              -------------------------
Its: General Partner

By: /s/ Jay M. Grossman
    ----------------------------

Its: Vice President
     ---------------------------

                                                                      Schedule 5
                                                                      ----------


Health and Welfare Benefit Plans of Perry A. Sook
-------------------------------------------------

--------------------------------------------------------------------------------
          POLICY                                  BENEFITS
          ------                                  --------
--------------------------------------------------------------------------------
  Disability                          60% of pay up to $6,000/month
                                      Benefits pay to age 65
                                      60 Month "Own Occupation" Period for total
                                      disability
                                      Partial disability benefit
                                      90 day elimination period
--------------------------------------------------------------------------------
  Disability                          $3,950/month benefit for total disability
--------------------------------------------------------------------------------
  Life Insurance                      $250,000
--------------------------------------------------------------------------------
  Health                              $10 office visit
                                      $300 deductible
                                      $1,000 out of pocket max
--------------------------------------------------------------------------------
  Dental                              100% preventive with no deductible
                                      $50 deductible
                                      80% coverage on basic
                                      50% coverage on major
--------------------------------------------------------------------------------

                             Schedule 5 . Page 1

                                                                     Schedule 22
                                                                     -----------

Employment, Noncompete and Confidentiality Agreements
-----------------------------------------------------

Employment Agreement by and between Superior Communications Group, Inc. and Perry A. Sook dated as of January 27, 1994.

                             Schedule 22 . Page 1